                                                                   EXHIBIT 10.33

                                                                      [DBS LOGO]

PRIVATE & CONFIDENTIAL

DBCN/CR/2003/0169 (RL:swl)

7 Oct 2003

TRIO-TECH INTERNATIONAL PTE LTD
1008 Toa Payoh North
#03-09
Singapore 318996

Attn : Mr Victor Ting

Dear Sirs

BANKING FACILITIES

1     We refer to the various discussions between your Company and our officers and are pleased to offer to your Company the following facilities:-

Facilities                                 Limits
----------                                 ------
                                            (S$)
Term Loan I                               1,000,000

Term Loan II                              1,000,000

Import Line comprising (Sight/Usance)
Letters of Credit, Trust Receipts, Bills
Receivable Purchase (Import), Shipping
Guarantees and Airway Guarantees          1,000,000

2     The above offer is subject to the following terms and conditions:-

      (a)   Purpose

            (i)   Term Loan I and II

                  To finance the purchase / installation of two (2) units of heat dissipating systems.

            (ii)  Import Line Facility

                  To facilitate and finance trading activities.

                                     DBS Bank Ltd    Tel: 65.6878 8966
                               Enterprise Banking    Fax: 65.6324 1556/6323 3612
                             6 Shenton Way #18-08            6224 8396
                           DBS Building Tower Two    Telex: RS 24455
                                 Singapore 068809    SWIFT Dest: DBSSSGSG
                                                     www.dbs.com

                                                                      [DBS LOGO]

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
7 Oct 2003

      (b)   Interest Rate

            (i)   Term Loan I and II

                  1% per annum above the prevailing DBS Bank Prime rate or such other rate(s) as may be determined by us from time to time. Interest shall be calculated on monthly rest based on a 365-day year.

            (ii)  Trust Receipts (TR) and Bills Receivable Purchase (BRP)

                  1.25% per annum above the prevailing DBS Bank Prime rate for financing denominated in Singapore Dollars and 1.50% per annum above the prevailing Singapore Inter-Bank Offer Rate (SIBOR) for financing denominated in Foreign Currencies or in any of the above cases, such other rate(s) as may be determined by us from time to time.

            The prevailing DBS Prime Rate is 4.25% per annum.

      (c)   Financing Quantum

            The aggregate amount for Term Loan I and II shall be S$2,000,000/- or 90% of the total cost for two heat dissipating systems, whichever is lower.

      (d)   Financing Period

            (i) The duration for Term Loan I and II shall be three (3) years respectively.

            (ii) The maximum period of financing under Trust Receipts and Bills Receivable Purchase shall be 90 days inclusive of suppliers' credit.

      (e)   Conditions governing use of facilities

            (i)   The drawdown schedule for each Term Loan shall be as follows:-

                  Tranchel 1 : disbursement of S$700,000/- or 63% of total project costs for one unit of heat dissipating system, whichever is the lower, subject to satisfactory compliance to the conditions for disbursement as stated in clause 2(n) below.

                  Tranche 2 : disbursement of S$300,000/- or 27% of total project costs for one unit of heat dissipating system, whichever is the lower, upon full loading.

                                     DBS Bank Ltd    Tel: 65.6878 8966
                               Enterprise Banking    Fax: 65.6324 1556/6323 3612
                             6 Shenton Way #18-08            6224 8396
                           DBS Building Tower Two    Telex: RS 24455
                                 Singapore 068809    SWIFT Dest: DBSSSGSG
                                                     www.dbs.com

                                                                      [DBS LOGO]

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
7 Oct 2003

            (ii) S$300,000/- of each Term Loan disbursed under Tranche 1 and S$100,000/- of each Term Loan disbursed under Tranche 2 shall be made to a contractor (hereinafter referred to as "The Contractor") acceptable to DBS Bank. The remaining portion shall be used to reimburse your Company against documentary evidence of payment using your Company's own funds for the project costs.

            (iii) Your Company shall undertake to meet any funding shortfall or costs overrun, prior to the disbursement of Tranche 2 of each Term Loan.

      (f)   Availability

            The Term Loan I and II shall be available for drawdown up to one year from the date of this Letter of Offer. [Expire on 6 Oct 2004]

      (g)   Repayment

            The Term Loan I and II shall be repaid in thirty-six (36) equal monthly instalments of S$30,084/- respectively, commencing one (1) month from the date of first disbursement. Interest shall be serviced monthly.

      (h)   Prepayment Fee for Term Loan I and II

            A prepayment fee at a flat rate of 1% on the prepayment amount will be charged if the Term Loan I and II are fully or partially redeemed within one (1) year from the date of first disbursement of the loans.

      (i)   Cancellation Fee for Term Loan I and II

            A cancellation fee at a flat rate of 1% is payable on the loan amount (or any part thereof) cancelled at any time after acceptance of our loans offer and prior to any disbursement of the loans.

      (j)   Security

            The above banking facilities together with all monies and liabilities which may be owing or becoming owing by you to DBS Bank from time to time shall be secured by a charge on fixed deposit(s) of not less than S$800,000/- in aggregate or its equivalent in other acceptable currencies and renewal(s) thereof shall be placed with DBS Bank to be used to offset all monies and liabilities owing by you to DBS Bank. In this connection, your Company shall execute a Charge on Specific Fixed Deposit(s) in favour of DBS Bank in a form acceptable to the Bank.

                                     DBS Bank Ltd    Tel: 65.6878 8966
                               Enterprise Banking    Fax: 65.6324 1556/6323 3612
                             6 Shenton Way #18-08            6224 8396
                           DBS Building Tower Two    Telex: RS 24455
                                 Singapore 068809    SWIFT Dest: DBSSSGSG
                                                     www.dbs.com

                                                                      [DBS LOGO]

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
7 Oct 2003

            You are required to declare and sign on the duplicate of this letter whether you (or the pledgor) have created any first fixed and floating charge ("prior charge") over the company assets to be pledged to us as security ("pledged security") as stated in this paragraph in favour of other financial institutions and to provide details of the prior charge, if any. If such prior charge exists, activation of the facilities is conditional upon your :-

            (i) substitution of other collateral acceptable to us not covered under the prior charge; or

            (ii) procuring the release of the pledged security from the prior charge, to pay all costs in connection therewith and providing us copies of the relevant deed of release from the financial institution, Form 42 upon execution and/or lodgement as the case may be.

      (k)   Financial Covenants

            (i) Your Company shall at all times maintain a networth of not less than S$10,000,000/-. In this connection, networth shall be defined as the sum of paid-up capita] and revenue reserve.

            (ii) Your company shall maintain a gearing ratio (defined as total liabilities over shareholders' funds including shareholders' loans, if any) of not more than 250% at all times.

            (iii) You shall not create any charge, mortgage, pledge or lien in respect of your properties and assets nor factor or assign any of your accounts receivables, save for equipment financed under Hire Purchase agreements, without prior consent from DBS Bank, such consent not to be unreasonably withheld.

      (l)   Others

            In the event the interest rate applicable on your Term Loan I and II are revised, you shall pay such increased or reduced monthly instalments based on the new interest rate to enable the loans to be completely repaid within the agreed period of three (3) years respectively.

      (m)   Pre-Condition for Disbursement/Activation

            Conditions for Activation/Disbursement of the Import Line and Term Loans I & II:

            (i) Evidence satisfactory to DBS Bank that the existing debenture created by Oversea-Chinese Banking Corporation Limited on your accounts receivable is discharged.

            (ii) Placement of fixed deposit(s) of not less than S$800,000/- with DBS Bank.

            (iii) Upon completion of legal documentation as required by DBS
                  Bank.

                                     DBS Bank Ltd    Tel: 65.6878 8966
                               Enterprise Banking    Fax: 65.6324 1556/6323 3612
                             6 Shenton Way #18-08            6224 8396
                           DBS Building Tower Two    Telex: RS 24455
                                 Singapore 068809    SWIFT Dest: DBSSSGSG
                                                     www.dbs.com

                                                                      [DBS LOGO]

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
7 Oct 2003

            Additional Conditions for Disbursement of Term Loans I and II:

            (i) Placement of additional fixed deposits of S$675,000/- with DBS Bank prior to disbursement of Term Loan I and a further S$675,000/- for Term Loan II (ie. total of S$1,350,000/-).
                  These additional fixed deposits are to be used to meet the project costs for each unit of heat dissipating system prior to drawdown of the Term Loans.

            (ii) Submission of costs quotation for the respective unit of heat dissipating system from The Contractor.

            (iii) Satisfactory clearance of test reports by DBS Bank for each unit of heat dissipating system financed under each Term Loan offered herein. Tranche 1 may be disbursed upon submission of the test reports for the system without full loading. Tranche 2 shall be disbursed upon submission of test reports for the system with full loading.

            (iv) Submission of invoices/receipts from The Contractor approved by DBS Bank for the payment of the relevant project costs.

      (n)   Disbursement

            The Term Loan I and II shall be disbursed in one lump sum against documents acceptable to DBS Bank.

      (o)   Formal Activation of Facility

            The Import Line Facility may be utilised only upon our written notification of formal activation of the facility to you. Any utilisation of the facility prior to the aforesaid written notification (regardless of whether the utilisation is approved, upon your request, by the Bank or otherwise) shall be subject to payment of additional interest as set out in clause 2.3 of the Standard Terms and Conditions.

      (p)   Right of Review

            (i) In conformity with normal banking practice, DBS Bank reserves the right to review the banking facilities from time to time at its discretion. Upon the review of the facilities, DBS Bank shall have the right to vary, reduce, or terminate the facilities (whether actual or contingent).

            (ii) Upon such review, DBS Bank reserves the right and shall at its absolute discretion be entitled to demand payment from your Company all outstanding amounts owing to DBS Bank including monies that DBS Bank is liable under guarantees and Letters of Credit issued under the banking facilities and remaining in force, notwithstanding that the beneficiary under the guarantees and Letters of Credit has not made a claim on DBS Bank. Upon such demand being made by DBS Bank the monies demanded shall become a debt due and payable by your Company forthwith.

                                     DBS Bank Ltd    Tel: 65.6878 8966
                               Enterprise Banking    Fax: 65.6324 1556/6323 3612
                             6 Shenton Way #18-08            6224 8396
                           DBS Building Tower Two    Telex: RS 24455
                                 Singapore 068809    SWIFT Dest: DBSSSGSG
                                                     www.dbs.com

                                                                      [DBS LOGO]

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
7 Oct 2003

      (q)   Standard Conditions

            (i) The attached Standard Conditions governing Short-Term Banking Facilities and Housing / Term Loans granted by DBS Bank shall apply.

            (ii) In the event that you enter into adhoc foreign exchange transactions ("Contract") with DBS Bank in connection with the short-term banking facilities, all future Contracts will be subject to DBS Bank's Standard Terms and Conditions governing Foreign Exchange Facility granted by DBS Bank, a copy of which is enclosed.

3     Should the above offer meet with your acceptance, please submit to DBS
Bank two (2) certified copies of the Resolution passed by your Board of Directors accepting the same on all the terms and conditions contained herein, together with the duplicate of this letter of offer duly signed.

4     This offer supersedes the previous letter of offer dated 22 Aug 2003 and it shall lapse if it is not accepted within fourteen (14) days from the date of this letter unless an extension is requested for and agreed to by DBS Bank.

5     Should you have any enquiries pertaining to this letter of offer, please do not hesitate to contact the undersigned at 6767-1550.

Yours faithfully

/s/ LOI KAI CHEOW
-----------------
for LOI KAI CHEOW
VICE PRESIDENT
DBS BUSINESS CENTRE (NORTH)
ENTERPRISE BANKING

enc

                                     DBS Bank Ltd    Tel: 65.6878 8966
                               Enterprise Banking    Fax: 65.6324 1556/6323 3612
                             6 Shenton Way #18-08            6224 8396
                           DBS Building Tower Two    Telex: RS 24455
                                 Singapore 068809    SWIFT Dest: DBSSSGSG
                                                     www.dbs.com

                                                                      [DBS LOGO]

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
7 Oct 2003

We hereby confirm acceptance of the above terms and conditions and authorise you to debit our account (no:__________________________) with your
(_________________________) Branch for the monthly instalments payable as well as interest, fees, expenses or such other sum(s) that may be payable in connection with the facility(ies) offered herein.

We declare that We (or the pledgor) have not* created a first fixed and/or floating charge ("prior charge") over the company's assets to be pledged to you as security ("pledged security") pursuant to the security clause in this letter of offer in favour of another financial institution.

In the event that We (or the pledgor) have created a prior charge over the pledged security, I/We undertake to:-

(i) Substitute other collateral acceptable to DBS Bank not covered under the prior charge; or

(ii) Procure the release of the pledged security from the prior charge; to pay all costs in connection therewith and to provide DBS Bank with copies of the relevant Deed of Release and Form 42 upon execution and/or lodgement as the case may be.

[TRIO-TECH INTERNATIONAL PTE LTD STAMP]

/s/ Yong Siew Wai
---------------------------------
Authorised Signatory(ies)
(Company's stamp to be affixed if required)
Date : 6th NOVEMBER 2003

* delete where inapplicable                          /s/ Victor Ting Hock Ming

                                     DBS Bank Ltd    Tel: 65.6878 8966
                               Enterprise Banking    Fax: 65.6324 1556/6323 3612
                             6 Shenton Way #18-08            6224 8396
                           DBS Building Tower Two    Telex: RS 24455
                                 Singapore 068809    SWIFT Dest: DBSSSGSG
                                                     www.dbs.com

[DBS BANK LOGO]

    STANDARD TERMS AND CONDITIONS RELATING TO HOUSING/TERM LOANS ("THE LOAN")
       GRANTED BY THE DEVELOPMENT BANK OF SINGAPORE LIMITED ("DBS BANK")

A     GENERAL

1     TITLE

      Title to the property (ies) ("The Property") to be mortgaged or charged to DBS Bank as security for the Loan must be acceptable to DBS Bank in all respects.

2     LEGAL REQUISITIONS

      Replies to the usual legal requisitions and road and drainage interpretation plans relating to the Property must be satisfactory to DBS Bank.

3     DISBURSEMENT OF LOAN

3.1 A Loan for financing the purchase of the Property must be disbursed only upon the Borrower meeting the difference between the purchase price of the Property and the Loan amount. If the Loan includes a bridging loan, the housing or term loan may be disbursed only after full disbursement of the bridging loan.

3.2 In addition, a Loan secured by or for financing the purchase of a Property under construction will be disbursed:-

      3.2.1 in accordance with progress of construction acceptable to DBS Bank and as evidenced to the satisfaction of DBS Bank, such evidence to include Architect's certificates for progress payments; and

      3.2.2 only after submission to DBS Bank of the written undertaking of the Developer's mortgagee to release that Property from its paramount mortgage upon payment of 85% of the purchase price or such other amount required by law and acceptable to DBS Bank from time to time.

3.3 Any condition precedent prescribed by DBS Bank for the Loan has not been fulfilled to the satisfaction of the Bank or if any of the events of default mentioned in 14.1 below shall occur, the Borrower shall not be entitled to disbursement of the Loan, unless DBS Bank otherwise allows.

4     DOCUMENTATION FOR PROPERTIES UNDER CONSTRUCTION

      If the property is a unit under construction, the Borrower/mortgagor shall execute an assignment of the sale and purchase agreement signed by the Developer for the unit, together with a Mortgage-in-escrow which will be converted to a legal mortgage upon issuance of the separate Subsidiary Strata Certificate of Title/Certificate of Title for the unit. The sale and purchase agreement and the said assignment/mortgage document(s) shall be in such form and contain such terms and conditions acceptable to/required by DBS Bank.

5     INTEREST

5.1 Interest on the Loan shall be calculated based on the actual no of days elapsed, with annual, monthly or daily rests indicated in the Letter of offer for the Loan.

5.2 All interest (whether under this clause or any other clause hereof) shall be charged and payable at the respective rates provided under the applicable Letter of Offer and these Terms and Conditions up to the date of full payment of the amounts due, or the due date thereof, whichever is later, as well after as before any judgement obtained in respect thereof.

6     VARIATION OF INTEREST & INSTALMENT

6.1 Any interest rate may be varied by DBS Bank during the duration of the Loan upon one (1) month's notice or such other period as may be determined by DBS Bank. Notwithstanding the foregoing, the notice requirement shall not apply to variation in DBS Prime and any interest rate arising from variation of DBS Prime. DBS Bank shall be entitled at any time to vary DBS Prime without prior notice.

6.2 Upon such interest rate variation, the monthly instalments on the Loan shall be revised accordingly, such revised monthly instalments to take effect on the first day of the second month following the interest rate variation time or at such time deemed appropriate by DBS Bank.

7     ADDITIONAL INTEREST

7.1 Additional interest is payable on any overdue instalment at the rate applicable to the Loan.

7.2 Upon recall of the Loan, interest shall be charged at the Overdue Interest Rate on the outstanding principal, interest and other money(s) due and owing to DBS Bank from the date of recall until the date of full payment.

7.3 Such additional interest shall be calculated daily based on the actual number of days in the year and calculated with annual rests, if the principal sum is charged interest with annual rests, or with monthly rests, if the principal sum is charged interest with monthly or daily rests.

8     OTHER FEES

8.1   The Borrower shall pay:-

      8.1.1 all GST, stamp duties, registration fees, legal fees, administrative fees and out-of-pocket expenses incurred by DBS Bank in connection with the Loan and the preparation, execution, registration of the security documents and perfection of the security, and all other documents required by DBS Bank in relation to the Loan at such time deemed appropriate by DBS Bank; and

                                                   Housing/Term Loans Facilities
                                                                          Aug 02
               than at the option of the Borrower or any such indebtedness is unpaid when due or, as the case may be, within an appropriate grace period;

      14.1.5 if (in the case of a Borrower who is a firm) the firm dissolves or there is any change whatsoever in the constitution of the firm by reason of death or retirement or expulsion of any member thereof or the introduction of any new member without the prior written consent of DBS Bank;

      14.1.6 if (in the case of an individual) the Borrower dies or becomes insane;

      14.1.7 if a distress or execution or writ of seizure and sale or attachment is levied upon or issued against the Property or any other property or assets of the Borrower or any part thereof;

      14.1.8 if (in the case of a corporation or firm), the Borrower ceases or threatens to cease to carry on its/his business;

      14.1.9 if a receiver is appointed over the Property or any other property, assets or undertaking of the Borrower or any part thereof;

      14.1.10 if an event occurs or circumstances arise which gives DBS Bank reasonable grounds for believing that the Borrower may be unable to perform or comply with any one or more of the Borrower's obligations hereunder or under any security or agreement relating to the Loan;

      14.1.11 if any warranty or representation of the Borrower referred to herein or in DBS Bank's letter of offer of the Loan to the Borrower, as varied from time to time, is or shall become untrue;

      14.1.12 if any events specified herein or comparable events thereto occurs in relation to the guarantor; and

      14.1.13 if in the opinion of DBS Bank any security given to DBS Bank in relation to the Loan, or (in the case of a Borrower who is a corporation or firm) if the business of the Borrower is in jeopardy.

15    OWNER-OCCUPIED PROPERTY

15.1 Where DBS Bank has agreed to grant the Borrower the Loan subject to a condition that the Property is to remain owner-occupied, the Borrower shall warrant to DBS Bank that so long as any moneys remain owing from the Borrower to DBS Bank, the Property shall at all times remain owner-occupied and if this warranty shall be or at any time become untrue, DBS Bank shall be entitled to cancel or reduce the amount of the Loan and require repayment of all or any part of the sums owing from the Borrower or vary the rate of interest payable by the Borrower in respect of all or any part of the Loan or make any other variations to any terms and conditions relating to the Loan or any security therefor as the Bank shall in its absolute discretion deem fit, immediately or within such period as the Bank shall prescribe.

15.2 The Borrower shall from time to time on demand provide DBS Bank with evidence acceptable to DBS Bank that all warranties and representations made to the Bank by the Borrower or any guarantor remain true.

16    INSURANCE

16.1 The Property shall be insured with Aviva Ltd against risks of fire, lightning, explosion, riots, strikes and other risks as DBS Bank may from time to time consider fit. The Borrower shall ensure that the premiums are promptly paid on due dates. Such insurance shall be taken in the joint names of the owner of the Property and DBS Bank, with DBS Bank as mortgagee and loss payee. If the required insurance policy is not received by DBS Bank by the date of disbursement of the Loan or renewals thereof are not received by the expiry date of existing policies, DBS Bank may (but shall not be obliged to) proceed to arrange for automatic cover with ICS at the Borrower's expense.

16.2 For properties governed by the Land Titles (Strata) Act, the Borrower must procure a Mortgagee's Interest Policy.

16.3 The sum insured shall be at least 120% of the reinstatement value of the Property. In the case of a Property governed by the Land Titles (Strata) Act the sum insured shall be 120% of the reinstatement value of the Property or the Loan amount whichever is lower. The sum insured may be varied as determined by the Bank from time to time.

17    MORTGAGOR TO STAND AS SURETY

      Where the Property is owned by the Borrower and/or any other person(s), all such other person(s) must agree to mortgage the Property and stand as surety for the Loan.

18    NO ENCUMBRANCES, SALE OR TENANCY

      The Borrower shall not sell the Property or create any further mortgage or other encumbrance or enter into any tenancy agreement or enter into any tenancy agreement without the prior written consent of DBS Bank.

19    VALUATION FEES

      The Borrower will have to pay a valuation fee for the appraisal of all properties to be mortgaged to DBS Bank, such fee being non-refundable.

20    OUTGOINGS

      The Borrower shall produce to DBS Bank all receipts for or other evidence of payment of property tax, maintenance fees and other outgoings in respect of the Property as and when such payments have been made or upon demand.

21    ADEQUATE SECURITY MARGIN

      If the market value of the security created over the Property to secure the Loan and, if applicable, the Borrower's Central Provident Fund or Academic Staff Provident Fund with withdrawals (as the case may be) falls below what DBS Bank, in its sole opinion, considers to be an adequate security margin, DBS Bank shall be entitled, without prejudice to any other right which DBS Bank may have, to reduce the

                                                   Housing/Term Loans Facilities
                                                                          Aug 02

      29.6 to any receiver appointed by DBS Bank pursuant to its rights as mortgagee;

      29.7 to the insurer, valuer or proposed insurer or valuer of the Property or any other asset held or proposed to be held by DBS Bank as securities for the Borrower's liabilities, for purposes related to insurance or valuation of the Property or other asset;

      29.8 (where any Facilities relates to a staff loan granted to the Borrower under the Borrowers employer's staff loan scheme administered or funded by DBS Bank) to the employer of the Borrower for purposes relating to that staff loan and any security therefor;

      29.9 to any person or organisation participating in the provision of electronic or, without limitation, other services in connection with banking services utilised by the Borrower in connection with the Loan, whether in Singapore or outside Singapore, for the purpose of the operation of the said services including but not limited to investigating discrepancies, errors or claims;

      29.10 to any person engaged by DBS Bank to collect any sums of money owing to DBS Bank from the Borrower, for any purposes in connection with the collection of such sums;

      29.11 to any related corporation of DBS Bank for purposes of data processing or for promoting to the Borrower products and services offered by such related corporation; and

      29.12 to credit or charge card companies in credit or charge card enquiries.

      DBS Bank's rights under this Clause shall be in addition and without prejudice to any other rights of disclosure which DBS Bank may have under the Banking Act or any other statutory provisions of law and nothing herein is to be construed as limiting any of those other rights.

30    GOVERNING LAW

      30.1 These Terms and Conditions and all matters relating to the Loan shall be governed by the laws of Singapore and the Borrower and every guarantor shall submit to the non-exclusive jurisdiction of the Courts in Singapore.

      30.2 Without prejudice to DBS Bank's right to serve process in any other manner permitted by law, DBS Bank may effect personal service on the Borrower of any writ, summons or other process or document by leaving it at or sending it by ordinary post to the Borrower's address specified in the documentation relating to the Loan or the Borrower's address in Singapore last known to DBS Bank (whether to a post office box or to a place of residence or business or otherwise). Such process shall be deemed validly served on the Borrower immediately, if so left, or on the day immediately following the date of despatch, if sent by post (and the Borrower agrees that the Borrower shall be deemed to have adequate and sufficient notice of such process).

31    SEVERABILITY

      If any one or more of the provisions contained herein or any part thereof shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions or part thereof contained herein shall not in any way be affected or impaired but these terms and conditions shall be construed as if such invalid, unlawful or unenforceable provision or part thereof had never been contained herein.

B     ADDITIONAL ITEMS APPLICABLE TO INCORPORATED BODIES

32    NEGATIVE PLEDGE

      The Borrower shall not create any charge, mortgage, pledge or lien in respect of any of its properties and assets nor factor nor assign any of its accounts receivable without the prior written consent of DBS Bank, such consent not to be unreasonably withheld.

33    ACCOUNTS AND REPORTS

      The Borrower and guarantor shall submit to DBS Bank their audited Balance Sheets and Profit and Loss Accounts together with their Directors' Reports every year immediately after their issue but in any case not later than 6 months after the close of their respective financial years.

34    REORGANISATION/CHANGES

34.1 The Borrower shall not without the prior written consent of DBS Bank, such consent not to be unreasonably withheld:-

      34.1.1 undertake or permit any re-organisation, amalgamation, reconstruction, take-over, substantial change of shareholders or any other schemes of compromise or arrangement affecting its present constitution; and

      34.1.2 make substantial alteration to the nature of its business or amend or alter any of the provisions in the Borrower's Memorandum and Articles of Association relating to its borrowing powers and principal business activities.

35    WINDING-UP/JUDICIAL MANAGER

      The Borrower and guarantor shall immediately notify DBS Bank verbally of any petition filed or notice issued for passing of a resolution for the winding-up or appointment of a judicial manager of the Borrower and/or the guarantor. All verbal notifications shall be followed up within 24 hours by written notification.

36    APPOINTMENT OF SPECIAL CONSULTANT

      If there are any circumstances which lead DBS Bank to believe that the Borrower is or will be unable to perform its obligations in relation to the Loan or other security therefor, DBS Bank may require the Borrower to appoint, or appoint on the Borrower's behalf, a Special Consultant to conduct an audit of the Borrower or perform such other duties as DBS Bank may specify. DBS Bank may nominate any person whom DBS Bank considers suitably qualified to be the Special Consultant and, without limiting the generality of the foregoing,

                                                   Housing/Term Loans Facilities
                                                                          Aug 02